UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

           THIS FORM 8-K/A AMENDS FORM 8-K DATED SEPTEMBER 5, 2003 AND
                           FILED ON SEPTEMBER 19, 2003

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) SEPTEMBER 5, 2003
                                                 -------------------------------


                                   INSCI CORP.
-------------------------------------------- -----------------------------------
              Exact name of registrant as specified in its charter


           DELAWARE                    1-112966                  06-1302773
------------------------------ ------------------------ ------------------------
 (State or other jurisdiction        (Commission               (IRS Employer
       of incorporation)             File Number)           Identification No.)


      TWO WESTBOROUGH BUSINESS PARK
             WESTBOROUGH, MA                               01581
------------------------------------------      --------------------------------
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code (508) 870-4000
                                                   -----------------------------

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

--------------------------------------------------------------------------------


                               WEBWARE CORPORATION

                              FINANCIAL STATEMENTS



                                TABLE OF CONTENTS


                                                                         PAGE

Report of Independent Certified Public Accountants                          2

Balance Sheets as of December 31, 2002 and 2001                             3

Consolidated Statements of Operations for the Years Ended
     December 31, 2002 and 2001                                             4

Consolidated Statement of Stockholders' Equity (Deficit) for the
     Years Ended December 31, 2002 and 2001                                 5

Consolidated Statements of Cash Flows for the Years Ended
     December 31, 2002 and 2001                                             6

Notes to Consolidated Financial Statements                                  7

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of WebWare Corporation

We have audited the accompanying consolidated balance sheets of WebWare Corporation as of December 31, 2002 and 2001 and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WebWare Corporation as of December 31, 2002 and 2001 and the results of its operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and lacks a sufficient source of revenue, which raises substantial doubts about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                        /s/ GOLDSTEIN AND MORRIS
                                                        ------------------------


New York, New York
October 23, 2003


                               WEBWARE CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2002 AND 2001
                                 (in thousands)

                                                               2002        2001
                                                             --------    --------
ASSETS
Current assets:
    Cash                                                     $     64    $    257
    Accounts receivable, net of allowance for doubtful
       accounts of $34 and $2                                     296         304
    Prepaid expenses and other current assets                     109         267
                                                             --------    --------

          Total current assets                                    469         828

Property and equipment, net of accumulated depreciation
  and amortization                                                980       1,414
Other assets                                                      150         219
                                                             --------    --------

                                                             $  1,599    $  2,461
                                                             ========    ========



LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Accounts payable and accrued expenses                    $    406    $  1,908
    Deferred revenue                                              250         231
    Short-term debt                                             5,641       1,297
                                                             --------    --------

          Total current liabilities                             6,297       3,436

Long-term debt                                                    881       1,259
                                                             --------    --------

          Total liabilities                                     7,178       4,695
                                                             --------    --------

Stockholders' equity (deficit):
    8%Cumulative Series B Convertible
      Preferred Stock, $0.01 par value, $32,800
      liquidation value, authorized 7,200 shares;
      issued and outstanding 5,565 and 3,737                       56          37
    5%Cumulative Series A Convertible Preferred Stock,
     $0.01 par value, $2,303 liquidation value, authorized
     300 shares; issued and outstanding 322 shares                  3           3
    Common stock; $0.01 par value, shares authorized
     12,500 shares; issued and outstanding 2,608 and 2,533         26          25
    Additional paid in capital                                 18,193      12,857
    Accumulated deficit                                       (23,857)    (15,156)
                                                             --------    --------

          Total stockholders' equity (deficit)                 (5,579)     (2,234)
                                                             --------    --------

                                                             $  1,599    $  2,461
                                                             ========    ========





              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.









                               WEBWARE CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2002 AND 2001
                                 (in thousands)

                                                       2002              2001
                                                     --------          --------

Revenue                                              $  1,480          $  1,816

Cost of revenue                                         1,263             1,203
                                                     --------          --------

Gross profit                                              217               613
                                                     --------          --------

Expenses
  Sales and marketing                                     872               793
  Product development                                   1,673             1,868
  General and administrative                            5,999             7,531
                                                     --------          --------

                                                        8,544            10,192
                                                     --------          --------

Operating loss                                         (8,327)           (9,579)

Interest expense, net                                    (374)             (238)
                                                     --------          --------

Net loss                                               (8,701)           (9,817)
                                                     ========          ========











              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.





                               WEBWARE CORPORATION
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                     YEARS ENDED DECEMBER 31, 2002 AND 2001
                                 (in thousands)


                                Preferred Stock       Preferred Stock                          Additional    Accum-
                                  Series A                Series B          Common Stock        Paid in      ulated
                                Shares    Amount     Shares     Amount    Shares    Amount      Capital      Deficit      Total

                            --------   --------   --------   --------   --------   --------    --------    --------    --------
BALANCE, JANUARY 1, 2001          322   $      3       --     $   --        2,529   $     25    $  2,502    $ (5,339)   $ (2,809)
  Issuance of Series B
     preferred shares            --         --        3,598         36       --         --         9,964        --        10,000
   Series B preferred
    stock issued upon
    conversion of debt           --         --          139          1       --         --           375        --           376
  Common stock issued upon
    conversion of debt           --         --         --         --            4       --            16        --            16
  Net loss                       --         --         --         --         --         --          --        (9,817)     (9,817)

                             --------   --------   --------   --------   --------   --------    --------    --------    --------

BALANCE, DECEMBER 31, 2001        322          3      3,737         37      2,533         25      12,857     (15,156)     (2,234)
  Issuance of Series B
    preferred stock,
    net of costs                 --         --        1,799         17       --         --         3,757        --         3,774
  Series B preferred
   stock issued
   upon conversion of debt       --         --           28          2       --         --         1,278        --         1,280
  Common stock issued upon
    conversion of debt           --         --         --         --           75          1         301        --           302
  Net (loss)                     --         --         --         --         --         --          --        (8,701)     (8,701)
                             --------   --------   --------   --------   --------   --------    --------    --------    --------

BALANCE, DECEMBER 31, 2002        322   $      3      5,564   $     56      2,608   $     26    $ 18,193    $(23,857)   $ (5,579)
                             ========   ========   ========   ========   ========   ========    ========    ========    ========























                   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART
                  OF THESE CONSOLIDATED FINANCIAL STATEMENTS.



                               WEBWARE CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2002 AND 2001
                                 (in thousands)

                                                             2002        2001
                                                           --------    --------

Cash flows from operating activities:
  Net loss                                                 $ (8,701)   $ (9,817)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization                               606         353
    Provision for doubtful accounts                              32          (8)

  Increases (decreases) in cash flows from operating
     activities resulting from changes in:
      Accounts receivable                                       (24)        350
      Prepaid expenses and other current assets                 158        (296)
      Other assets                                               69         (91)
      Accounts payable and accrued expenses                  (1,504)      1,253
      Deferred revenue                                           19        (247)
                                                           --------    --------

Net cash used in operating activities                        (9,345)     (8,503)
                                                           --------    --------

Cash flows from investing activities:
  Acquisition of property and equipment                        (173)     (1,040)
                                                           --------    --------

Cash flows from financing activities:
  Payments under capital lease obligations                      (96)        (61)
  Proceeds from issuance of preferred stock                   3,774      10,000
  Repayments on short-term debt                              (1,762)
                                                                       --------
  Proceeds from short-term debt                               5,671       1,150
  Repayments on long-term debt                                 (128)       (617)
  Proceeds from long-term debt                                  104         448
                                                           --------    --------

Net cash provided by financing activities                     9,325       9,158
                                                           --------    --------

Net (decrease) increase in cash                                (193)       (385)
Cash, beginning of year                                         257         642
                                                           --------    --------

Cash, end of year                                          $     64    $    257
                                                           ========    ========






              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                               WEBWARE CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

           WebWare Corporation, (the "Company"), develops and provides software for the digital asset management (DAM) market. The solution helps to reduce costs and accelerate time to market of product, and manage brand, promotional, and rich media content. The Company's ActiveMedia software product enables companies to securely manage, re-use and distribute rich media assets - such as images, illustrations, layouts, slide presentations, video, and animations -on an International basis. The Company's products are sold in North America and Europe.

           The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the company as a going concern. The company, however, has sustained continuing operating losses and lacks a sufficient source of revenues, which creates uncertainty about the Company's ability to continue as a going concern. The Company's ability to continue operations as a going concern and to realize its assets and to discharge its liabilities is dependent upon obtaining additional financing sufficient for continued operations as well as the achievement and maintenance of a level of profitable operations.

           The Company discontinued operations in August 2003 and on September 5, 2003 the Company executed a general assignment for the benefit of creditors in favor of Diablo Management Group, assignee, under which possession of the Company's assets were taken. This action was authorized by the Company's directors and shareholders. The accompanying consolidated financial statements do not include any adjustments relating to this action.

           On September 5, 2003 substantially all of the Company's assets were purchased and certain of the Company's liabilities were assumed by INSCI Corp. ("INSCI"), a related party, from Diablo Management Group. INSCI is considered a related party because a major creditor of Webware Corporation is a shareholder of INSCI.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

      BASIS OF CONSOLIDATION

           The consolidated financial statements include the accounts of the Company and all wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in the preparation of these financial statements.

      USE OF ESTIMATES

           The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               WEBWARE CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      REVENUE RECOGNITION AND DEFERRED REVENUES

      PRODUCT REVENUES FROM SALE OF SOFTWARE LICENSES

           The Company recognizes product revenues from the sale of software licenses in accordance with Staff Accounting Bulletin ("SAB") No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS, Statement of Position ("SOP") No. 97-2, SOFTWARE REVENUE RECOGNITION, and SOP No. 98-9, MODIFICATION OF SOP NO. 97-2, SOFTWARE REVENUE RECOGNITION WITH RESPECT TO CERTAIN TRANSACTIONS. For software license sales for which any services rendered are not considered essential to the functionality of the software, the Company recognizes revenue upon delivery of the software, provided (1) there is evidence of an arrangement, (2) collection of our fee is considered probable and (3) the fee is fixed or determinable. In certain of these arrangements, vendor specific objective evidence of fair value exists to allocate the total fee to all elements of the arrangement. If vendor specific objective evidence of fair value does not exist for the license element, the Company uses the residual method under SOP No. 98-9 to determine the amount of revenue to be allocated to the license element. Under SOP No. 98-9, the fair value of all undelivered elements such as post contract customer support or other services is deferred and subsequently recognized as the services are performed, with the difference between the total arrangement fee and the amount allocated for the undelivered elements being allocated to the delivered element.

      SERVICE REVENUES

           Service revenues include revenue from software maintenance contracts and systems integration and training revenue. Software maintenance revenue is recognized ratably over the contract period, generally one year. Systems integration and training revenue is recognized when there are no significant remaining obligations and upon acceptance by the customer of the completed project where the contract is of a short duration for a fixed price. Systems integration and training revenues provided to customers on a time and materials basis are recognized as the related services are performed.

      DEFERRED REVENUES

           Deferred revenues represent payments received from customers for software licenses, services and maintenance in advance of performing the services and revenue deferred in accordance with SOP No. 97-2 and SAB No. 101.

      PRODUCT DEVELOPMENT

           Product development includes all research and development expenses and software development costs. The Company expenses all research and development expenses as incurred. All software development costs associated with establishing technological feasibility, which we define as completion of beta testing, are expensed. Because of the insignificant amount of costs incurred between completion of beta testing and general customer release, no software development costs are capitalized in the accompanying consolidated financial statements.

      PROPERTY AND EQUIPMENT

           Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets; 3 to 8 years. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is included in the determination of net income (loss). Amortization of leasehold improvements is provided on the straight-line method over the life of the lease.

                               WEBWARE CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      INCOME TAXES

           The Company provides for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, ACCOUNTING FOR INCOME TAXES. SFAS No. 109 recognizes tax assets and liabilities for the cumulative effect of all temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that are currently in effect.

      ALLOWANCE FOR DOUBTFUL ACCOUNTS

           The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is estimated and recorded based on management's assessment of the credit history with the customer and current relationships with them. The allowance for doubtful accounts was $34,000 and $2,000 as of December 31, 2002 and 2001, respectively..

NOTE 3 - PROPERTY AND EQUIPMENT

           Property and equipment is summarized as follows (in thousands):

                                                          2002           2001
                                                      -----------     ----------

Furniture and fixtures                                     $ 115         $  109
Equipment                                                    141            146
Computer and Peripherals                                   1,467          1,369
Software                                                     491            425
Leasehold improvements                                        37             28
                                                      -----------     ----------
                                                           2,251          2,077
Less accumulated depreciation and amortization             1,271            663
                                                      -----------     ----------

                                                           $ 980        $ 1,414
                                                      ===========     ==========

           Depreciation and amortization expense was $607,000 and $354,000 for the years ended December 31, 2002 and 2001, respectively.

NOTE 4 - RELATED PARTY TRANSACTIONS

           The Company incurred consulting fees of $30,000 to BY Consulting, whose proprietor advanced funds to the Company and is a partner of the venture capital firm, SCP Private Equity Partners, L.P., which made an investment in the Company.

NOTE 5 - SHORT TERM DEBT

           The short-term debt consists of various notes which are payable on demand. The notes consist of $2,750,000 with interest at 15% per annum and $2,891,000 with interest at 18% per annum. The notes are secured by all of the Company's assets.

                               WEBWARE CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)



NOTE 6 - CONVERTIBLE PREFERRED STOCK

      8% CUMULATIVE SERIES B CONVERTIBLE PREFERRED STOCK

           The Company has 7,200,000 shares of 8% cumulative Series B Convertible Preferred Stock ("Series B Preferred") authorized. During April 2001, the Company closed a $10.0 million investment in Series B Preferred with SCP Private Equity Partners, L.P. ("SCP"). This investment was comprised of 3,598,417 shares of the Company's Series B Preferred at a price of $2.78 per share. During January 2002, the Company closed an additional $5.0 million investment in Series B Preferred with SCP. This investment was comprised of 1,799,208 shares of the Company's Series B Preferred at a price of $2.78 per share. Between April 2001 and January 2002, approximately $1,656,000 of debt was converted into 166,944 shares of Series B Preferred.

           The Series B Preferred contains anti-dilution protection and adjustment rights as defined in the restated articles of incorporation. Dividends are payable only when declared by the Board of Directors and accrue on a cumulative basis at an annual rate equal to 8% per annum. Dividends are payable in cash or in common stock at the option of the holder. The Series B Preferred is convertible at anytime, at the option of the holder, into 5,566,572 shares of common stock, subject to adjustment. Each share of Series B Preferred shall be entitled to one vote for each share of Common Stock into which it is convertible. After the fifth anniversary of the closing date of the Series B Preferred initial offering, the holders shall be entitled to have the Company redeem their shares at a price defined in the restated articles of incorporation. In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series B Preferred shall be entitled to receive the greater of (i) 200% of the original issue price of $2.78 plus accrued and unpaid dividends or (ii) the amount distributed per share to the common stock holders plus accrued and unpaid dividends. At December 31, 2002 the accrued and unpaid dividends are approximately $1,859,000.

      5% CUMULATIVE SERIES A CONVERTIBLE PREFERRED STOCK

           The Company has 300,000 shares of 5% cumulative Series A Convertible Preferred Stock, ("Series A Preferred"), authorized. The Series A Preferred contains anti-dilution protection and adjustment rights as defined in the restated articles of incorporation. Dividends are payable only when declared by the Board of Directors and accrue on a cumulative basis at an annual rate equal to 5% per annum. Dividends are payable in cash or in common stock at the option of the holder. The Series A Preferred is convertible at anytime, at the option of the holder, into 322,000 shares of common stock, subject to adjustment. Each share of Series A Preferred shall be entitled to one vote for each share of common stock into which it is convertible. In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred shall be entitled to receive an amount per share equal to the original issue price of $6.29 plus accrued and unpaid dividends. At December 31, 2002 the accrued and unpaid dividends are approximately, $278,000.

NOTE 7 - INCOME TAXES

           At December 31, 2002 the Company had net operating loss ("NOL") carryforwards of approximately, $22,100,000, which expire in various years through 2022, available to offset future taxable income. At December 31, 2002 and 2001, the Company had deferred tax assets amounting to approximately, $$7,735,000 and $4,655,000, respectively. The deferred tax assets consist primarily of NOL carryforwards. Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain. Accordingly, the deferred tax assets have been fully offset by valuation allowances of the same amount.

NOTE 8 - SUPPLEMENTAL CASH FLOW INFORMATION

                                                      2002              2001
                                                   ------------     ------------

Cash paid for interest (in thousands)                 $ 31              $ 22

                               WEBWARE CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


NOTE 9 - COMMITMENTS AND CONTINGENCIES

      LEGAL PROCEEDINGS

           The Company is a defendant in two actions commenced by note holders attempting to collect on outstanding note amounts due to them in the aggregate amount of $324,000. This amount is included under the caption, long-term debt, on the accompanying consolidated balance sheets. The Company believes that the resolution of this matter will have a material adverse effect on the Company's consolidated financial position or results of operations.

           In the normal course of business, the Company is a party to various other legal proceedings, actions and complaints. It is not possible to predict with certainty whether or not the Company will ultimately be successful in any of these legal matters or, if not, what the impact might be. However, the Company's management does not expect that the results in any of these legal proceedings will have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

      LEASE COMMITMENTS

           The Company is committed under two operating leases for office space, which expire in June 30, 2005 and December 31, 2005.

Minimum payments for the leased property for subsequent years are as follows (in thousands):

YEAR ENDING DECEMBER 31,
2003                                                $ 145
2004                                                  145
2005                                                  107
                                                ----------
                                                    $ 397
                                                ==========

           The Company is committed under an annually renewing operating lease for hosting the Company outsourced services facility. Minimum lease payments for 2003 are $252,000.

           Rent and equipment leasing expenses for the years ended December 31, 2002 and 2001 was approximately, $717,000 and $525,000, respectively.


NOTE 10 - EMPLOYEE BENEFIT PLAN

           The Company established a 401(k) salary deferred benefit plan covering substantially all employees who have met certain requirements. The Company matches contributions on a discretionary basis as determined by the board of directors. There were no Company contributions to the plan for the years ended December 31, 2002 and 2001.

                               WEBWARE CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)



NOTE 11 - CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

      CREDIT CONCENTRATIONS OF CREDIT RISK

           Financial instruments that subject the Company to credit risk primarily consist of accounts receivable and cash. The Company's customers are geographically and industry dispersed. The Company performs on going credit evaluations of its customers' financial condition and does not require collateral. Management does not believe that significant credit risk exists at December 31, 2002. The Company maintains its cash with a major financial institution. The balance at times may exceed the federally insured limit of $100,000. Management believes the risk is limited because the institution is a large with a strong financial position.

      MAJOR CUSTOMERS

           Four customers accounted for 18%, 17%, 14% and 13%, of the Company's revenues for the year ended December 31, 2002. In addition, these customers accounted for 53%, 0%, 16% and 10% of the total accounts receivable outstanding at December 31, 2002.

                               WEBWARE CORPORATION

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS



                                TABLE OF CONTENTS


                                                                           PAGE

Introduction to Unaudited Pro forma Consolidated Financial Statements       P-2

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2003          P-3

Notes to Unaudited Pro Forma Consolidated Balance Sheet                     P-4

Unaudited Pro Forma Consolidated Statement of Operations for the
  Three Months ended June 30, 2003                                          P-6

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
  Three Months ended June 30, 2003                                          P-7

Unaudited Pro Forma Consolidated Statement of Operations for the
  Year ended March 31, 2003                                                 P-8

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
  Year ended March 31, 2003                                                 P-9

                                   INSCI CORP.
      INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


BASIS OF PRESENTATION

           The following unaudited pro forma consolidated financial information (the "Pro Forma Financial Statements") of the Company is based on the consolidated historical financial statements of INSCI Corp. adjusted to give effect to the acquisition of the net assets of WebWare Corporation.

           The pro forma financial statements were prepared to illustrate the estimated effects of the transactions. The Pro Forma Consolidated Balance Sheet gives effect to the transactions as if it had occurred on June 30, 2003. The Pro Forma Consolidated Statement of Operations for the three months ended June 30, 2003 gives effect to the transactions as if it had occurred on April 1, 2003. The Pro Forma Consolidated Statement of Operations for the year ended March 31, 2003 gives effect to the transactions as if it had occurred on April 1, 2002.

           The pro forma adjustments are based on assumptions that management believes are reasonable. The pro forma Financial Statements do not purport to represent what the results of operations or financial position of the Company would have been had the transactions in fact occurred on such dates nor do they purport to project the results of operations or financial position of the Company for any future period or as of any date. The pro forma financial statements should be read in conjunction with the consolidated financial statements of INSCI Corp. and the related notes thereto included in the Company's Form 10-QSB for the period ended June 30, 2003, and the financial statements of WebWare Corporation and related notes thereto included within the Form 8-K/A.

           The transaction will be accounted for as a purchase for the WebWare acquisition. Under purchase accounting, the total purchase cost will be allocated to the assets acquired and liabilities assumed based upon their respective fair values. The excess, if any, of the purchase cost over the fair market value of the net assets acquired would be allocated to goodwill. The pro forma allocation represents the Company's preliminary determination of purchase accounting adjustments based upon available information and certain assumptions that management believes are reasonable. The actual allocation of the purchase cost and its effect on the Company's results of operations and financial position may differ significantly from the pro forma amounts included herein.





                                   INSCI CORP.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2003
                                 (in thousands)

                                                                                       PRO FORMA
                                                INSCI          WEBWARE    ADJUSTMENTS  PRO FORMA
                                              (HISTORICAL)   (HISTORICAL)  (NOTE A)  CONSOLIDATED
                                              ------------   ------------  --------  ------------


ASSETS
Current assets
  Cash                                           $    794    $     14    $    366    $  1,174
  Accounts receivable, net                          1,425         243         (31)      1,637
  Prepaid expenses and other
    current assets                                    416          48           2         466
                                                 --------    --------    --------    --------

    Total current assets                            2,635         305         337       3,277
                                                 --------    --------    --------    --------

Property and equipment, net                           188         714          14         916
Goodwill                                             --          --         1,170       1,170
Other assets                                           78         147        (147)         78
                                                 --------    --------    --------    --------

                                                 $  2,901    $  1,166    $  1,374    $  5,441
                                                 ========    ========    ========    ========



LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
  Accounts payable and accrued
    expenses                                     $  1,448    $    295    $     84    $  1,827
  Advances against receivables sold
    with recourse                                     616        --          --           616
  Deferred revenue                                  1.938         216         (36)      2,118
  Current portion, long-term debt                     528        --           100         628
  Short-term debt                                    --         8,928      (8,928)       --
                                                 --------    --------    --------    --------

    Total current liabilities                       4,530       9,439      (8,780)      5,189
                                                 --------    --------    --------    --------

Long-term debt, net of current portion              1,404         869        (788)      1,485

    Total liabilities                               5,934      10,308      (9,568)      6,674
                                                 --------    --------    --------    --------

Stockholders' Equity (Deficit)
  Preferred stock                                       2        --             5           7
  Common stock                                        527      17,435     (17,363)        599
  Additional paid in capital                       48,338         888         835      50,061
   Accumulated deficit                            (51,900)    (27,465)     27,465     (51,900)
                                                 --------    --------    --------    --------

    Total stockholders' equity (deficit)           (3,033)     (9,142)     10,942      (1,233)
                                                 --------    --------    --------    --------

                                                 $  2,901    $  1,166    $  1,374    $  5,441
                                                 ========    ========    ========    ========







        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS UNAUDITED PRO
                    FORMA CONSOLIDATED FINANCIAL STATEMENT.


                                   INSCI CORP.
             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2003
                                 (in thousands)


NOTE A - UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS

1. The following table summarizes the unaudited pro forma consolidated balance sheet adjustments:

                                                                             TOTAL
                                                                            PRO FORMA
                                             A           B           C     ADJUSTMENTS
                                         --------    --------    --------    --------

Cash                                     $   (620)   $  1,000    $    (14)   $    366
Accounts receivable, net                      212        --          (243)        (31)
Prepaid expenses and other
  current assets                               50        --           (48)          2
Property and equipment                        728        --          (714)         14
Goodwill                                    1,170        --          --         1,170
Other assets                                 --          --          (147)       (147)

Accounts payable and accrued expenses        (379)       --           295         (84)
Deferred revenue                             (180)       --           216          36
Current portion, long-term debt              (100)       --          --          (100)
Short-term debt                              --          --         8,928       8,928
Long-term debt, net of current portion        (81)       --           869         788
Preferred stock                              --            (5)       --            (5)
Common stock                                  (72)       --        17,435      17,363
Additional paid in capital                   (728)       (995)        888        (835)
Accumulated deficit                          --          --       (27,465)    (27,465)
                                         --------    --------    --------    --------
                                         $   --      $   --      $   --      $   --
                                         ========    ========    ========    ========


           A: The following table provides an analysis of the purchase price of the net assets of WebWare. The excess of the purchase price over the fair value of the net assets acquired has been allocated to goodwill based upon a preliminary analysis of the net assets acquired and certain assumptions that the Company believes are reasonable. The actual allocation of purchase price may differ significantly from the pro forma amounts included herein.

       Cash paid                                             $      500
       Issuance of common stock                                     800
       Estimated transaction expenses                               120
                                                             ------------

            Total purchase price                                  1,420

       Estimated fair value of net assets acquired                  250
                                                             ------------

       Purchase price in excess of fair value of net
          assets acquired allocated to goodwill                $  1,170
                                                             ============

           On September 5, 2003, the Company's wholly owned subsidiary, WCORP, acquired certain assets and assumed certain liabilities of WebWare Corporation ("WebWare") from Diablo Management Group, as assignee for the benefit of creditors of WebWare. The total purchase price was $1.3 million plus closing costs of $127,000. The Company paid cash of $500,000 and issued 7,162,041 shares of its common stock valued at $800,000.

                                   INSCI CORP.
             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2003
                                 (in thousands)
                                   (CONTINUED)


           B: Represents the issuance of 515,570 shares of Series C preferred stock at $1.9396 per share for a total of $1.0 million. The Series C preferred stock is convertible into 10,311,140 shares of common stock.

           C: Represents the elimination of WebWare's assets, liabilities and common stock and accumulated deficit to reflect the acquisition of the net assets.


2.         Common Stock

           The pro forma consolidated common stock outstanding represents the total of 59,923,340 shares of INSCI Corp. $.01 par value common shares issued and outstanding at June 30, 2003 after the issuance of 7,162,041 common shares for the acquisition of the net assets of WebWare.





                                   INSCI CORP.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED JUNE 30, 2003
                    (in thousands, except per share amounts)

                                                                            PRO FORMA
                                        INSCI       WEBWARE   ADJUSTMENTS   PRO FORMA
                                     (HISTORICAL) (HISTORICAL)  (NOTE A)   CONSOLIDATED
                                     -------------------------  --------   ------------


Revenue                                $ 2,078    $   449    $  --      $ 2,527
Cost of revenue                            300        340       --          640
                                       -------    -------    -------    -------

Gross profit                             1,778        109       --        1,887
                                       -------    -------    -------    -------

Expenses
  Sales and marketing                      656        121       --          777
  Product development                      610        406       --        1,016
  General and administrative,
    see Note A (1)                         347        853        (47)     1,153
                                       -------    -------    -------    -------

                                         1,613      1,380        (47)     2,946
                                       -------    -------    -------    -------

Operating income (loss)                    165     (1,271)       (47)    (1,059)

Interest expense, net                     (107)      (353)       352       (108)
                                       -------    -------    -------    -------

Net income (loss)                      $    58    $(1,624)   $   399    $(1,167)
                                       =======    =======    =======    =======





Per share information:
                                            HISTORICAL             PRO FORMA
                                            ----------            ----------

Basic and diluted earnings (loss)
  per common share                            $  0.000              $  0.000
                                            ==========            ==========

Shares used in computing pro forma
     earnings (loss) per share:
        Basic and diluted                      113,675                59,923
                                            ==========            ==========














        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS UNAUDITED PRO
                    FORMA CONSOLIDATED FINANCIAL STATEMENT.


                                   INSCI CORP.
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED JUNE 30, 2003
                                 (in thousands)


NOTE A - UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS

(1) Depreciation and amortization of assets acquired
           Depreciation and amortization of assets acquired     $      52
           Adjustment to conform the historical presentation
             of the statements of INSCI and WebWare                   (99)
                                                                ----------

                                                                $     (47)
                                                                ==========

(2)      Interest expense, net
           Adjustment to conform the historical presentation
             of the statements of INSCI and WebWare             $    (352)
                                                                ==========

NOTE B - LOSS PER SHARE

           The pro forma weighted average number of shares outstanding is equal to the historical number of weighted average shares outstanding, 52,761,000 shares, increase by 7,162,000 shares representing the effect of issuing shares upon the acquisition of the net assets of WebWare.

NOTE C - PRO FORMA INCOME TAXES

           At March 31, 2003, the Company had a net operating loss ("NOL") carryforward of approximately $31,000,000 that will be available to offset future taxable income, if any, through 2023. The utilization of the NOL may be subject to a substantial limitation due to the "change of ownership" provision of Section 382 of the Internal Revenue Code. A 100% allowance has been established to reserve for the deferred tax assets arising from the NOL since there is no assurance that its benefit will be realized in the future. Accordingly, there is no income tax benefit presented in either the pro forma consolidated balance sheet or the pro forma consolidated statement of operations.



                                   INSCI CORP.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED MARCH 31, 2003
                    (in thousands, except per share amounts)

                                                                        PRO FORMA
                                    INSCI       WEBWARE   ADJUSTMENTS   PRO FORMA
                                 (HISTORICAL) (HISTORICAL)  (NOTE A)   CONSOLIDATED
                                 -------------------------  --------   ------------


Revenue                            $  9,236    $  1,480    $   --      $ 10,716
Cost of revenue                       1,347       1,263        --         2,610
                                   --------    --------    --------    --------

Gross profit                          7,889         217        --         8,106
                                   --------    --------    --------    --------

Expenses
  Sales and marketing                 2,203         872        --         3,075
  Product development                 2,006       1,673        --         3,679
  General and administrative,
    see Note A (1)                    1,896       5,999        (327)      7,568
                                   --------    --------    --------    --------

                                      6,105       8,544        (327)     14,322
                                   --------    --------    --------    --------

Operating income (loss)               1,784      (8,327)       (327)     (6,216)

Interest expense, net                  (690)       (374)        366        (698)
                                   --------    --------    --------    --------

Net income (loss) before
  extraordinary item                  1,094      (8,701)        693      (6,914)


Extraordinary item                      289        --          --           289
                                   --------    --------    --------    --------

Net income (loss)                  $  1,383    $ (8,701)   $    693    $ (6,625)
                                   ========    ========    ========    ========



Per share information:
                                                      HISTORICAL    PRO FORMA
                                                    ------------   -----------

Basic earnings (loss) per common share
    Income before extraordinary item               $      0.021     $    (0.116)
    Extraordinary item                                    0.005           0.005
                                                   ------------     -----------

    Total                                          $      0.026     $    (0.111)
                                                   ============     ===========


Diluted earnings (loss) per common share
    Income before extraordinary item               $      0.012     $    (0.116)
    Extraordinary item                                    0.003           0.005
                                                   ------------     -----------

    Total                                          $      0.015     $    (0.111)
                                                   ============     ===========

Shares used in computing pro forma
  earnings (loss) per share:
    Basic                                                52,761          59,923
                                                   ============     ===========

    Diluted                                             100,077          59,923
                                                   ============     ===========



        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS UNAUDITED PRO
                    FORMA CONSOLIDATED FINANCIAL STATEMENT.

                                   INSCI CORP.
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED MARCH 31, 2003


NOTE A - UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS

(1) Depreciation and amortization of assets acquired
           Depreciation and amortization of assets acquired      $     210
           Adjustment to conform the historical presentation
             of the statements of INSCI and WebWare                   (537)
                                                                 -----------

                                                                   $  (327)
                                                                 ===========

(2)      Interest expense, net
           Adjustment to conform the historical presentation
             of the statements of INSCI and WebWare                 $ (366)
                                                                 ===========

NOTE B - LOSS PER SHARE

           The pro forma weighted average number of shares outstanding is equal to the historical number of weighted average shares outstanding, 52,761,000 shares, increase by 7,162,000 shares representing the effect of issuing shares upon the acquisition of the net assets of WebWare.

NOTE C - PRO FORMA INCOME TAXES

           At March 31, 2003, the Company had a net operating loss ("NOL") carryforward of approximately $31,000,000 that will be available to offset future taxable income, if any, through 2023. The utilization of the NOL may be subject to a substantial limitation due to the "change of ownership" provision of Section 382 of the Internal Revenue Code. A 100% allowance has been established to reserve for the deferred tax assets arising from the NOL since there is no assurance that its benefit will be realized in the future. Accordingly, there is no income tax benefit presented in either the pro forma consolidated balance sheet or the pro forma consolidated statement of operations.


================================================================================

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            INSCI CORP.

Date:  November 19, 2003                By: /S/ HENRY F. NELSON
                                            ------------------------------------
                                            Henry F. Nelson
                                            Chief Executive Officer, President
                                            and Chief Financial Officer